Exhibit 32

SECTION 1350 CERTIFICATION OF QUARTERLY REPORT ON FORM 10-Q

OF

NATIONAL BANCSHARES CORPORATION

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2012

The undersigned are the President and Chief Financial Officer of National Bancshares Corporation (the “Registrant”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended June 30, 2012.

We certify that such Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

This Certification is executed as of August 13, 2012	/s/ Mark R. Witmer
Mark R. Witmer, President and
Chief Executive Officer

/s/ James R. VanSickle
James R. VanSickle, Chief Financial Officer